EXHIBIT 32.1

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of EGPI Firecreek, Inc. (the "Company") on Form 10-QSB for the period ending  September 30, 2006, as filed with the Securities  and Exchange Commission on the date hereof (the  "Report"),  I,  Dennis R. Alexander,  Chairman, Principal Executive Officer and Chief  Financial  Officer  of the Company,  certify,  pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October ___ 2006

/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman, Principal Executive Office and
Chief Financial Officer